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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): December 2, 2003


                         PARALLEL PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                     0-13305                  75-1835108
 (State or other jurisdiction        (Commission File           (IRS Employer
of Incorporation or organization)        Number)             Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas                     79701
  (Address of Principal Executive Offices)                      (Zip Code)


                                  432-684-3727
              (Registrant's telephone number, including area code)


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Item 4. Changes in Registrant's Certifying Accountant.

         On December 4, 2003, the Registrant received written notice from KPMG LLP ("KPMG") confirming that the client-auditor relationship between the Registrant and KPMG has ceased as of December 2, 2003. KPMG resigned due to an independence issue arising from retirement benefits of a former partner of KPMG who is also a director of the Registrant.

         KPMG's audit reports on the Registrant's financial statements for the two fiscal years ended December 31, 2001 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Registrant's two fiscal years ended December 31, 2001 and December 31, 2002 and the period from January 1, 2003 through December 2, 2003, there were no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for that period, nor have there been any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K during such period.

         The Registrant has provided KPMG with a copy of this Item 4 and requested KPMG to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements by the Registrant in this Item 4 and, if not, stating the respects in which it does not agree. KPMG's letter is filed as Exhibit 16 to this Form 8-K Report.

Item 7. Exhibits

        16 Letter dated December 5, 2003, from KPMG LLP to the Securities and Exchange Commission.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PARALLEL PETROLEUM CORPORATION


                                               By: /s/ Larry C. Oldham
                                                   -----------------------------
                                                   Larry C. Oldham, President

Dated: December 9, 2003



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                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

    16 Letter dated December 5, 2003 from KPMG LLP to the Securities and Exchange Commission